As filed with the Securities and Exchange Commission on June 30, 2017
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ______________
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	16-1213679 (I.R.S. Employer Identification No.)

5790 Widewaters Parkway Dewitt, New York 13214 (Address of Principal Executive Offices) (Zip Code) __________________
Community Bank System, Inc. Deferred Compensation Plan for Directors
Merchants Bancshares, Inc. 1996 Amended and Restated Compensation Plan for Non-Employee Directors
Merchants Bancshares, Inc. and Subsidiaries Amended and Restated 2008 Compensation Plan for Non-Employee Directors and Trustees
Merchants Bank Amended and Restated Deferred Compensation Plan for Directors
Merchants Bank Salary Continuation Plan
(Full title of the plans)
__________________

George J. Getman, Esq. Executive Vice President and General Counsel 5790 Widewaters Parkway DeWitt, New York 13214 (Name and address of agent for service)
(315) 445-2282 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $1.00 par value per share	140,000	(1)	$54.91	(2)	$7,687,400.00	$890.97

Common Stock, $1.00 par value per share	25,450	(1)	$54.91	(2)	$1,397,459.50	$161.97

Common Stock, $1.00 par value per share	10,500	(1)	$54.91	(2)	$576,555.00	$66.82

Common Stock, $1.00 par value per share	18,600	(1)	$54.91	(2)	$1,021,326.00	$118.37

Common Stock, $1.00 par value per share	5,450	(1)	$54.91	(2)	$299,259.50	$34.68

(1) This registration statement registers the following shares of Common Stock, and pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the Community Bank System, Inc. Deferred Compensation Plan for Directors, the Merchants Bancshares, Inc. 1996 Amended and Restated Compensation Plan for Non-Employee Directors, the Merchants Bancshares, Inc. and Subsidiaries Amended and Restated 2008 Compensation Plan for Non-Employee Directors and Trustees, the Merchants Bank Amended and Restated Deferred Compensation Plan for Directors and the Merchants Bank Salary Continuation Plan to reflect stock splits, stock dividends, mergers and other capital changes:

Name of Plan			Number of Shares
Community Bank System, Inc. Deferred Compensation Plan for Directors			140,000

Merchants Bancshares, Inc. 1996 Amended and Restated Compensation Plan for Non-Employee Directors			25,450

Merchants Bancshares, Inc. and Subsidiaries Amended and Restated 2008 Compensation Plan for Non-Employee Directors and Trustees			10,500

Merchants Bank Amended and Restated Deferred Compensation Plan for Directors			18,600

Merchants Bank Salary Continuation Plan			5,450

TOTAL			200,000

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act and based upon the average of the high and low sales prices of Community Bank System, Inc.'s Common Stock on June 26, 2017, as reported on the New York Stock Exchange.

2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information required in Part I of Form S-8 will be delivered to participants in the Community Bank System, Inc. Deferred Compensation Plan for Directors, the Merchants Bancshares, Inc. 1996 Amended and Restated Compensation Plan for Non-Employee Directors, the Merchants Bancshares, Inc. and Subsidiaries Amended and Restated 2008 Compensation Plan for Non-Employee Directors and Trustees, the Merchants Bank Amended and Restated Deferred Compensation Plan for Directors and the Merchants Bank Salary Continuation Plan in accordance with Form S−8 and Rule 428(b) under the Securities Act of 1933, as amended (the "Securities Act").  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.                          Incorporation of Documents by Reference.
The following documents, which have been filed by the registrant (Commission File No. 001-13695) with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this registration statement by reference:
(a)  The registrant's Annual Report on Form 10−K for the fiscal year ended December 31, 2016.
(b)  The registrant's Quarterly Report on Form 10−Q for the fiscal quarter ended March 31, 2017.
(c) The registrant's Current Reports on Form 8−K filed on January 4, 2017, January 6, 2017, February 3, 2017, February 9, 2017, April 26, 2017, May 2, 2017, May 12, 2017, May 18, 2017, May 18, 2017, and June 22, 2017.
(d) The description of the Company's common stock contained in the Registration Statement on Form 8-A (File No. 001-13695) filed on December 9, 1997, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8−K furnished pursuant to Item 2.02 or Item 7.01 of Form 8−K, including any exhibits included with such information, unless otherwise indicated therein), and prior to the filing of a post−effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.
Item 4.                          Description of Securities.
Not applicable.
Item 5.                          Interests of Named Experts and Counsel.
George J. Getman, who has rendered an opinion as to the validity of the common stock being registered by this registration statement, is an officer of the registrant and, as of June 30, 2017, beneficially owned 33,244 shares of the registrant's common stock and held options to purchase 65,567 shares of the registrant's common stock.
Item 6.                          Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation.  The Registrant's Bylaws provide indemnity to the Registrant's directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Registrant for liability resulting from judgments, fines, expenses or settlement amounts actually and reasonably incurred in connection with any action brought against such person in such capacity to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law, and any other applicable law, as from time to time in effect. Under Delaware law and the Bylaws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or of such subsidiary.
In addition, as permitted under Delaware law, the Registrant maintains liability insurance covering directors and officers of the Registrant and its subsidiaries.
Item 7.                          Exemption from Registration Claimed.
Not applicable.
Item 8.                          Exhibits.
4.1	Certificate of Incorporation of registrant, as amended. Incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-4 filed with the Commission on October 20, 2000.
4.2	Certificate of Amendment of Certificate of Incorporation of registrant. Incorporated by reference to Exhibit No. 3.1 to the Quarterly Report on Form 10-Q filed with the Commission on May 5, 2004.
4.3	Certificate of Amendment of the Certificate of Incorporation of registrant. Incorporated by reference to Exhibit No. 3.1 to the Quarterly Report on Form 10-Q filed with the Commission on August 9, 2013.

4.4	Bylaws of registrant. Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on July 24, 2007.
5.1+	Opinion of George J. Getman regarding to the validity of the shares being registered.
23.1+	Consent of PricewaterhouseCoopers LLP.
23.2+	Consent of George J. Getman (included in Exhibit 5.1).
24.1+	Power of Attorney (contained on the Signature Page of this registration statement).
99.1+	Community Bank System, Inc. Deferred Compensation Plan for Directors.
99.2	Merchants Bancshares, Inc. and Subsidiaries Amended and Restated 1996 Compensation Plan for Non-Employee Directors. Incorporated by reference to Exhibit 10.3 to Merchants Bancshares, Inc.'s Annual Report on Form 10-K filed with the Commission on March 15, 2011.
99.3	Merchants Bancshares, Inc. and Subsidiaries Amended and Restated 2008 Compensation Plan for Non-Employee Directors and Trustees. Incorporated by reference to Exhibit 10.4 to Merchants Bancshares, Inc.'s Annual Report on Form 10-K filed with the Commission on March 15, 2011.
99.4	Merchants Bank Amended and Restated Deferred Compensation Plan for Directors. Incorporated by reference to Exhibit 10.7 to Merchants Bancshares, Inc.'s Annual Report on Form 10-K filed with the Commission on March 15, 2011.

99.5	Merchants Bank Salary Continuation Plan. Incorporated by reference to Exhibit 10.9 to Merchants Bancshares, Inc.'s Annual Report on Form 10-K filed with the Commission on March 15, 2011.

+ Filed herewith
Item 9.                          Undertakings.
(a)            The undersigned registrant hereby undertakes:
(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Town of DeWitt, State of New York, on the 30th day of June, 2017.

COMMUNITY BANK SYSTEM, INC.

By:	/s/ Mark E. Tryniski
Mark E. Tryniski
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark E. Tryniski and Scott A. Kingsley, and each of them, his or her true and lawful attorneys−in−fact and agents, with full power of substitution and re−substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys−in−fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys−in−fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mark E. Tryniski Mark E. Tryniski	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2017

/s/ Scott Kingsley Scott Kingsley	Treasurer and Chief Financial Officer (Principal Financial Officer)	June 30, 2017

/s/ Sally A. Steele Sally A. Steele	Director and Chair of the Board	June 30, 2017

SIGNATURE	TITLE	DATE

/s/ Brian R. Ace Brian R. Ace	Director	June 30, 2017

/s/ Mark J. Bolus Mark J. Bolus	Director	June 30, 2017

/s/ Jeffrey L. Davis Jeffrey L. Davis	Director	June 30, 2017

/s/ Nicholas A. DiCerbo Nicholas A. DiCerbo	Director	June 30, 2017

/s/ Neil E. Fesette Neil E. Fesette	Director	June 30, 2017

/s/ James A. Gabriel James A. Gabriel	Director	June 30, 2017

/s/ Michael R. Kallet Michael R. Kallet	Director	June 30, 2017

/s/ John Parente John Parente	Director	June 30, 2017

/s/ Raymond C. Pecor, III Raymond C. Pecor, III	Director	June 30, 2017

/s/ Eric E. Stickels Eric E. Stickels	Director	June 30, 2017

/s/ John F. Whipple John F. Whipple, Jr.	Director	June 30, 2017

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of registrant, as amended. Incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-4 filed with the Commission on October 20, 2000.

4.2	Certificate of Amendment of Certificate of Incorporation of registrant. Incorporated by reference to Exhibit No. 3.1 to the Quarterly Report on Form 10-Q filed with the Commission on May 5, 2004.

4.3
Certificate of Amendment of the Certificate of Incorporation of registrant.  Incorporated by reference to Exhibit No. 3.1 to the Quarterly Report on Form 10-Q filed with the Commission on August 9, 2013.

4.4	Bylaws of registrant. Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on July 24, 2007.

5.1+	Opinion of George J. Getman regarding to the validity of the shares being registered.

23.1+	Consent of PricewaterhouseCoopers LLP.

23.2+	Consent of George J. Getman (included in Exhibit 5.1).

99.1+	Community Bank System, Inc. Deferred Compensation Plan for Directors.

99.2
Merchants Bancshares, Inc. and Subsidiaries Amended and Restated 1996 Compensation Plan for Non-Employee Directors.  Incorporated by reference to Exhibit 10.3 to Merchants Bancshares, Inc.'s Annual Report on Form 10-K filed with the Commission on March 15, 2011.

99.3
Merchants Bancshares, Inc. and Subsidiaries Amended and Restated 2008 Compensation Plan for Non-Employee Directors and Trustees.  Incorporated by reference to Exhibit 10.4 to Merchants Bancshares, Inc.'s Annual Report on Form 10-K filed with the Commission on March 15, 2011.

99.4
Merchants Bank Amended and Restated Deferred Compensation Plan for Directors.  Incorporated by reference to Exhibit 10.7 to Merchants Bancshares, Inc.'s Annual Report on Form 10-K filed with the Commission on March 15, 2011.

99.5	Merchants Bank Salary Continuation Plan. Incorporated by reference to Exhibit 10.9 to Merchants Bancshares, Inc.'s Annual Report on Form 10-K filed with the Commission on March 15, 2011.
_______________________

+ Filed herewith